EXHIBIT 3.6

Filed October 8, 2004
with the
Delaware Secretary of State

                              STATE of DELAWARE
                         CERTIFICATE of AMENDMENT of
                         CERTIFICATE of INCORPORATION


First:  That at a meeting of the Board of Directors of

                        FORTUNE ENTERTAINMENT CORPORATION

Resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Fourth" so that, as amended, said Articles shall be and read as follows:

FOURTH: THE CORPORATION SHALL BE AUTHORIZED TO ISSUE FORTY MILLION (40,000,000) SHARES OF COMMON STOCK, and FIVE MILLION (5,000,000) SHARES OF PREFERRED STOCK all WITH A PAR VALUE OF $0.0001 each.

Second: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.


BY:   /s/ Douglas R. Sanderson, CEO
      (Authorized Officer)
NAME: Douglas R. Sanderson, CEO
      (Type or Print)
















State of Delaware
Secretary of State
Division of Corporations
Delivered 03:50 PM 04/15/2004
FILED 03:50 PM 04/15/2004

                     CERTIFICATE OF RENEWAL AND REVIVAL OF
                         CERTIFICATE OF INCORPORATION
                                   OF
                    FORTUNE ENTERTAINMENT CORPORATION

It is hereby certified that:

     1.  The name of the corporation (hereinafter called the "corporation") is

                      FORTUNE ENTERTAINMENT CORPORATION

     2. The corporation was organized under the provisions of the General Corporation Law of the State of Delaware. The date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware is August 25, 1997

     3. The address, including the street, city, and county, of the registered office of the corporation in the State of Delaware and the name of the registered agent at such address are as follows: THE COMPANY CORPORATION, 2711 Centerville Road, Suite 400, Wilmington , Delaware, 19808, County of New Castle.

     4. The corporation hereby procures a renewal and revival of its certificate of incorporation, which became inoperative by law on March 1st, 2002 for failure to file annual reports and non-payment of taxes payable to the State of Delaware.

     5. The certificate of incorporation of the corporation, which provides for and will continue to provide for, perpetual duration, shall, upon the filing of this Certificate of Renewal and Revival of the Certificate of Incorporation in the Department of State of the State of Delaware, be renewed and revived and shall become fully operative on February 28th 2002.

     6. This Certificate of Renewal and Revival of the Certificate of Incorporation is filed by authority of the duly elected directors as prescribed by Section 312 of the General Corporation Law of the State of Delaware.

Signed on March 31, 04

Signature  /s/Douglas R. Sanderson


Douglas R. Sanderson CEO
Printed Name, Title of Authorized Officer











                       FORTUNE ENTERTAINMENT CORPORATION

                                  AMENDMENT
                                   to the
                         CERTIFICATE OF INCORPORATION


     Pursuant to the provisions of the Delaware Corporation Law, Fortune Entertainment Corporation adopts the following Amendment to its Certificate of
Incorporation:

     The following amendment was adopted to be effective October 26, 2001, pursuant to Section 242 of the Delaware Corporation Law. Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

Amendment

     The following paragraph is added to Article IV.

     Effective October 26, 2001 each six shares of this Corporation's issued and outstanding Common Stock shall automatically convert into one share of this Corporation's Common Stock.


                                    By /s/ Douglas Sanderson
                                       Douglas Sanderson, President




     STATE OF DELAWARE
     SECRETARY OF STATE
  DIVISION OF CORPORATION
FILED 09:00 AM   01/03/2002
    020026371  2790614


























                         CERTIFICATE OF INCORPORATION
                                     OF
                       FORTUNE ENTERTAINMENT CORPORATION

     The undersigned natural, adult person, acting as incorporator of a corporation (hereinafter usually referred to as the "Corporation") pursuant to the provisions of the Delaware Corporation Law, hereby adopts the following Certificate of Incorporation for said Corporation:

                                   ARTICLE 1
                                     Name

     The name of the Corporation shall be Fortune Entertainment Corporation.

                                   ARTICLE II
                                    Duration

     The period of duration of the Corporation shall be perpetual.

                                   ARTICLE III
                                     Purpose

     The purpose for which the Corporation is organized is to transact any or all lawful business for which corporations may be incorporated pursuant to the Delaware Corporation Law.

                                   ARTICLE IV
                                  Capital Stock

     The authorized capital stock of the Corporation shall consist of 30,000,000 shares of common stock, $0.0001 par value, and 5,000,000 shares of preferred stock, $0.0001 par value.

                                   ARTICLE V
                            Preferences, Limitations
                             and Relative Rights of
                                  Capital Stock

     No share of the common stock shall have any preference over or limitation in respect to any other share of such common stock. All shares of common stock shall have equal rights and privileges, including the following:

     1. All shares of common stock shall share equally in dividends. Subject to the applicable provisions of the laws of this State, the Board of Directors of the Corporation may, from time to time, declare and the Corporation may pay dividends in cash, property, or its own shares, except when the Corporation insolvent or when the payment thereof would render the Corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in this Certificate of Incorporation. When any dividend is paid or any other distribution is made, in whole or in part, from sources other than unreserved and unrestricted earned surplus such dividend or distribution shall be identified as such, and the source and amount per share paid from each source shall be disclosed to the stockholder receiving the same concurrently with the distribution thereof and to all other stockholders not later than six months after the end of the Corporation's fiscal year during which such distribution was made.



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     2.  All shares of common stock shall share equally in distributions in partial liquidation. Subject to the applicable provisions of the laws of this State the Board of Directors of the Corporation may distribute, from time to time, to its stockholders in partial liquidation, out of stated capital or capital surplus of the Corporation, a potion of its assets in cash or property, except when the Corporation is insolvent or when such distribution would render the Corporation insolvent. Each such distribution, when made shall be identified as a distribution in partial liquidation, out of stated capital or capital surplus and the source and amount per share paid from each source shall be disclosed to all stockholders of the Corporation concurrently with the distribution thereof. Any such distribution may be made by the Board of Directors from stated capital without the affirmative vote of any stockholders of the Corporation.

     3. Each outstanding share of common stock shall be entitled to one vote at stockholders' meetings, either in person or by proxy.

         (b) The designations, powers, rights, preferences, qualifications, restrictions and limitations of the preferred stock shall be established from time to time by the Corporation's Board of Directors, in accordance with the Delaware Corporation Law.

         (c) 1. Cumulative voting shall not be allowed in elections of directors or for any purpose.

     2. No holders of shares of capital stock of the Corporation shall be entitled, as such, to any preemptive or preferential right to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue. The Board of Directors of the Corporation, however, in its discretion by resolution, may determine that any unissued securities of the Corporation shall be offered for subscription solely to the holders of common stock of the Corporation, or solely to the holders of any class or classes of such stock, which the Corporation may now or hereafter be authorized to issue, in such proportions based on stock ownership as said board in its discretion may determine.

     3. The Board of Directors may restrict the transfer of any of the Corporation's stock issued by giving the Corporation or any stockholder "first right of refusal to purchase" the stock, by making the stock redeemable, or by restricting the transfer of the stock under such terms and in such manner as the directors may deem necessary and as are not inconsistent with the laws of this State. Any stock so restricted must carry a conspicuous legend noting the restriction and the place where such restriction may be found in the records of the Corporation.

     4. The judgment of the Board of Directors as to the adequacy of any consideration received or to be received for any shares, options, or any other securities which the Corporation at any time may be authorized to issue or sell or otherwise dispose of shall be conclusive in the absence of fraud, subject to the provisions of these Articles of Incorporation and any applicable law.








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                                  ARTICLE VI
                               Registered Agent

     The name and address of the Corporation's initial registered agent shall be:

     The Company Corporation
     1313 North Market Street
     New Castle County
     Wilmington, Delaware 19801-1151

     The Board of Directors, however, from time to time may establish such other offices, branch's, subsidiaries, or divisions which it may consider to be advisable.

                                 ARTICLE VII
                                  Directors

     The affairs of the Corporation shall be governed by a board of not less than one (1) director, who shall be elected in accordance with the Bylaws of the Corporation. Subject to such limitation, the number of directors shall be fixed by or in the manner provided in the Bylaws of the Corporation, as may be amended from time to time. The organization and conduct of the board shall be in accordance with the following:

     1. The name and address of the initial Director who shall hold office until the first annual meeting of the stockholders of the Corporation or until his successor shall have been elected and qualified, is:

                Name                    Address
                -----                   ------

           Bruce Horton         543 Granville St., Suite 303
                                Vancouver, British Columbia,
                                Canada V6C-lX8

     2. The directors of the Corporation need not be residents of Delaware and shall not be required to hold shares of the Corporation's capital stock.

     3. Meetings of the Board of Directors, regular or special, may be held within or without Delaware upon such notice as may be prescribed by the Bylaws of the Corporation. Attendance of a director at a meeting shall constitute a waiver by him of notice of such meeting unless he attends only for the express purpose of objecting to the transaction of any business thereat on the ground that the meeting is not lawfully called or convened.

     4. A majority of the number of directors at any time constituting the Board of Directors shall constitute a quorum for the transaction of business.

     5. By resolution adopted by a majority of the Directors at any time constituting the Board of Directors, the Board of Directors may designate two or more directors to constitute an Executive Committee or one or more committees each of which shall have and may exercise to the extent permitted by law or in such resolution, all the authority of the Board of Directors in the management of the Corporation; but the designation of any such committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed on it or him by law.

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     6.   Any vacancy in the Board of Directors, however caused or created, may be filled by the affirmative vote or a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and until his successor is duly elected and qualified.

                                ARTICLE VIII
                                  Officers

     The officers of the Corporation shall be prescribed by the Bylaws of this Corporation.


                                 ARTICLE IX
                           Meetings of Shareholders

     Meetings of the stockholders of the Corporation shall be held at such place within or without Delaware and at such times as may be prescribed in the Bylaws of the Corporation. Special meetings of the stockholders of the Corporation may be called by the President of the Corporation, the Board of Directors, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. At any meeting of the stockholders, except to the extent otherwise provided by law, a quorum shall consist of a majority of the shares entitled to vote at the meeting; and, if a quorum is present, the affirmative vote of the majority of shares represented at the meeting and entitled to vote thereat shall be the act of the stockholders unless the vote of a greater number is required by law.

                                  ARTICLE X
                                   Voting

     When, with respect to any action to be taken by stockholders of this Corporation, the laws of Delaware requires the affirmative vote of the holders of more than a majority of the outstanding shares entitled to vote thereon, or of any class or series, such action may be taken by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on such action.

                                  ARTICLE XI
                                    Bylaws

     The initial Bylaws of the Corporation shall be adopted by its Board of Directors. Subject to repeal or change by action of the stockholders, the power to alter, amend, or repeal the Bylaws or to adopt new Bylaws shall be vested in the Board of Directors.

                                  ARTICLE XII
                         Transactions with Directors and
                             Other Interested Parties

     No contract or other transaction between the Corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by the Corporation, and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the corporation, individually, or any firm with which such director is affiliated may be a party to or may be pecuniarily or otherwise interested in

Page 4

any contract or transaction of the Corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of the Corporation, or a majority thereof, at or before the entering into such contact or transaction; and any director of the Corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize such contract or transaction, with like force and effect as if he were no such director or officer of such other corporation or not so interested.

                                 ARTICLE XIII
                       Limitation of Director Liability
                              and Indemnification

     No director of the Corporation shall have liability to the Corporation or to its stockholders, or to other security holders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provisions ,shall not eliminate or limit the liability of a director to the Corporation or to its shareholders .or either security holders for monetary damages for: (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders or other security holders; (ii) acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of the law by such director (iii) acts by such director as specified by the Delaware Corporation Law; or (iv) any transaction from which such director derived an improper personal benefit.

     No officer or director shall be personally liable for any injury to person or property arising out of a tort committed by an employee of the Corporation unless such officer or director was personally involved in the situation giving rise to the injury or unless such officer or director committed criminal offense. The protection afforded in the preceding sentence shall not restrict other common law protections and rights that an officer or director may have.

     The word director shall, include at least the following unless limited by Delaware law: an individual who is or was a director of the Corporation and an individual who, while a director of a Corporation is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan. A director shall be considered to be serving, an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan. To the extent by Delaware law. the word "director" shall also include the heirs and personal representatives of all directors.

     This Corporation shall be empowered to indemnify its offices and directors to the fullest extent provided by law, including but not limited to the provisions set forth in the Delaware Corporation Law, or any successor provision.






Page 5



                                 ARTICLE XIII
                                 Incorporator

     The name and address of the incorporator of the Corporation is as follows:

            Name                  Address
            ----                  -------

         William T. Hart    1624 Washington Street
                            Denver, CO 80203

     IN WITNESS WHEREOF, the undersigned incorporator has hereunto affixed his signature on the 20th day of August 1997.



                                    /s/ William T. Hart
                                    William T. Hart
























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